As filed with the Securities and Exchange Commission on October 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0919654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

Restricted Stock Agreement

(Full title of the plan)

Meghan M. Elliott, Esq.

Vice President, General Counsel and Secretary

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(952) 487-7645

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.33 1/3 per share issuable under Restricted Stock Agreement	45,662 (3)	$39.34	$1,796,343.08	$166.52

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that may be offered or issued under the Apogee Enterprises, Inc. 2019 Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the average of the high and low prices of Apogee Enterprises, Inc. common stock as reported on the Nasdaq Global Select Market on October 11, 2021.

(3)	Represents shares of common stock of Apogee Enterprises, Inc. issued to the selling shareholder pursuant to the Restricted Stock Agreement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Apogee Enterprises, Inc. (the “Company”) is being filed to register an aggregate of 45,662 shares of the Company’s common stock, par value $0.33 1/3 per share (“Common Stock”), issued to Ty R. Silberhorn under a Restricted Stock Agreement, dated as of January 4, 2021, by and between the Company and Mr. Silberhorn (the “Restricted Stock Agreement”) as an inducement award in connection with Mr. Silberhorn’s commencement of employment with the Company. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3.

PART I

REOFFER PROSPECTUS

Apogee Enterprises, Inc.

45,662 Shares of Common Stock

This reoffer prospectus relates to 45,662 shares of our common stock (“Common Stock”), par value $0.33 1/3 per share that may be reoffered or resold, from time to time, by the selling shareholder described in this reoffer prospectus, which shares have been acquired under a Restricted Stock Agreement (the “Award Agreement”).

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of his Common Stock or interests in his Common Stock on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Common Stock by the selling shareholder.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “APOG.” On October 11, 2021, the last reported sale price of our Common Stock was $39.25 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this reoffer prospectus and in the documents incorporated by reference herein for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus, dated October 13, 2021.

Neither we nor the selling shareholder have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the selling shareholder take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the selling shareholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

Unless otherwise indicated, information contained in this reoffer prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context provides otherwise, references herein to “we,” “our,” “us,” “our company” and “Apogee” refer to Apogee Enterprises, Inc. together with, where applicable, our consolidated subsidiaries.

PROSPECTUS SUMMARY

This reoffer prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). We have provided to you in this reoffer prospectus a general description of the selling shareholder and the distribution of the shares. To the extent there is a conflict between the information contained in this reoffer prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement of which this reoffer prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website at http://www.sec.gov.

Overview

The Company incorporated under the laws of the State of Minnesota in 1949. We are a leader in the design and development of architectural building products and services.

Our Company has four reporting segments, with three of the segments serving the commercial construction market:

•

The Architectural Framing Systems segment designs, engineers, fabricates and finishes the aluminum frames used in customized aluminum and glass window, curtainwall, storefront and entrance systems comprising the outside skin and entrances of commercial, institutional and high-end multi-family residential buildings.

•

The Architectural Glass segment fabricates coated, high-performance glass used globally in customized window and wall systems comprising the outside skin of commercial, institutional and high-end multi-family residential buildings.

•

The Architectural Services segment provides full-service installation of the walls of glass, windows and other curtainwall products making up the outside skin of commercial and institutional buildings.

•	The Large-Scale Optical (LSO) segment manufactures value-added glass and acrylic products primarily for framing and display applications.

Our strategy is to diversify revenue streams within the commercial construction industry, providing revenue growth and profit generation over an economic cycle, and utilize our capabilities to enter adjacent segments. We work to diversify end markets served through growth from new geographies, new products and new market segments, while working to improve margins through productivity, integration, project selection and rigorous cost management.

Across all our segments, we regularly evaluate business development opportunities in adjacent sectors that will complement our existing portfolio. Finally, we are constantly working to improve the efficiency and productivity of our operations by implementing continuous improvement, lean manufacturing principles and automation where we can achieve solid return on investment.

The mailing address of our principal executive office is located at 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435, and can be reached by telephone at (952) 835-1874.

The Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the selling shareholder listed in this reoffer prospectus, of up to 45,662 shares of Common Stock issued to the selling shareholder pursuant to the Award Agreement as an inducement award in connection with his commencement of employment with the Company. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the Award Agreement, the selling shareholder may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the selling shareholder. The selling shareholder will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling shareholder.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common shares discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 27, 2021, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common shares. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common shares could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current views with respect to future events and financial performance. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forecasts and projections in this document are “forward-looking statements,” and are based on management’s current expectations or beliefs of the Company’s near-term results, based on current information available pertaining to the Company, including the risk factors noted under Item 1A in our Annual Report on Form 10-K for the fiscal year ended February 27, 2021. From time to time, we also may provide oral and written forward-looking statements in other materials we release to the public, such as press releases, presentations to securities analysts or investors, or other communications by the Company. Any or all of our forward-looking statements in this report and in any public statements we make could be materially different from actual results.

Accordingly, we wish to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to, the risks and uncertainties set forth under Item 1A in our Annual Report on Form 10-K for the fiscal year ended February 27, 2021, all of which are incorporated by reference into this reoffer prospectus.

We also wish to caution investors that other factors might in the future prove to be important in affecting the Company’s results of operations. New factors emerge from time to time; it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our Common Stock by the selling shareholder.

DETERMINATION OF OFFERING PRICE

The selling shareholder will determine at what price he may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING SHAREHOLDER

The table below sets forth, as September 27, 2021 (the “Determination Date”), (i) the name of the person who is offering the resale of shares by this reoffer prospectus; (ii) the number of shares of Common Stock beneficially owned by such person; (iii) the number of shares that the selling shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such selling shareholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock the selling shareholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for the selling shareholder listed in the table below is c/o 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435.

We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the selling shareholder upon termination of this offering because the selling shareholder may offer some or all of his Common Stock under the offering contemplated by this reoffer prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this reoffer prospectus.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares Offered by this Reoffer Prospectus (1)	Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (3)
Ty Silberhorn (4)	68,710	45,662	23,048	*

(1)	The number of shares of Common Stock reflects the number of shares issuable pursuant to the Award Agreement.
(2)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such selling shareholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock award relating to the shares being offered.

(3)	Percentages are based on the 25,334,664 shares of Common Stock issued and outstanding as of the Determination Date.
(4)	Mr. Silberhorn is the Company’s president and chief executive officer and is a member of the Company’s Board of Directors.
*	Denotes less than 1%

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the selling shareholder. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each selling shareholder in one or more transactions on the Nasdaq Global Select Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling shareholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. For the period during which a selling shareholder is an affiliate and for three months thereafter, the amount of shares of Common Stock to be reoffered or resold under the reoffer prospectus by each selling shareholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a selling shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling shareholder or other party selling such shares. Sales of the shares must be made by the selling shareholder in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, selling shareholder may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the selling shareholder will sell all or a portion of the shares of Common Stock offered hereby. The selling shareholder may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the selling shareholder of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the selling shareholder, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this reoffer prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2020 is incorporated herein by reference.

LEGAL MATTERS

The validity of the common shares offered hereby has been passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The financial statements incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended February 27, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company maintains a website at www.apog.com. Our website provides free access to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), as soon as reasonably practicable after electronic filing such material with, or furnishing it to, the Securities and Exchange Commission (SEC). These reports are also available on the SEC’s website at www.sec.gov. Also available on our website are various corporate governance documents, including our Code of Business Ethics and Conduct, Corporate Governance Guidelines, and charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this reoffer prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this reoffer prospectus the following documents filed by us with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended February 27, 2021;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 29, 2021 and August 28, 2021;

(c)	Our Current Reports on Form 8-K filed on March 5, 2021, April 26, 2021, May 27, 2021, June 28, 2021, and August 11, 2021;

(d)	The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports (or portions thereof) on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise explicitly indicated therein) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, are incorporated by reference herein and are a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this reoffer prospectus incorporates. Documents incorporated by reference in this reoffer prospectus may be obtained by requesting them in writing or by telephone from us at:

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

Tel.: (952) 835-1874

45,662 Shares of Common Stock

Apogee Enterprises, Inc.

REOFFER PROSPECTUS

October 13, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by Apogee Enterprises, Inc. (“we,” “us” or “Apogee”) are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended February 27, 2021;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 29, 2021 and August 28, 2021;

(c)	Our Current Reports on Form 8-K filed on March 5, 2021, April 26, 2021, May 27, 2021, June 28, 2021, and August 11, 2021;

(d)	The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports (or portions thereof) on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise explicitly indicated therein) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, are incorporated by reference herein and are a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

•	Has not been indemnified by another organization;

•	Acted in good faith;

•	Received no improper personal benefit and Section 302A.255 of the MBCA, regarding director conflicts of interests, if applicable, has been satisfied;

•	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•

In case of acts or omissions occurring in such person’s performance in an official capacity, such person reasonably believed that the conduct was in the best interests of the Company, or, in certain limited circumstances, reasonably believed that the conduct was not opposed to the best interests of the Company.

Article VII of our Amended and Restated Bylaws, as amended, provides that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 521 of the Minnesota Business Corporation Act described above.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Apogee for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004).

4.2	Articles of Amendment to the Restated Articles of Incorporation of Apogee Enterprises, Inc., as filed with the Minnesota Secretary of State on January 15, 2020 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed on January 16, 2020).

4.3	Amended and Restated Bylaws of Apogee Enterprises, Inc. as of April 21, 2021 (incorporated by reference to Exhibit 3.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 29, 2021).

4.4	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 29, 2021).

4.5	Form of Restricted Stock Agreement between Apogee Enterprises, Inc. and Ty Silberhorn, dated January 4, 2021 (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on December 21, 2020).

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm.*

24.1	Power of Attorney.*

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 13, 2021.

APOGEE ENTERPRISES, INC.

By:	/s/ Ty R. Silberhorn
Ty R. Silberhorn
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 13, 2021.

Signature	Title

/s/ Ty R. Silberhorn	President, Chief Executive Officer and Director (principal executive officer)
Ty R. Silberhorn

/s/ Nisheet Gupta	Chief Financial Officer (principal financial and accounting officer)
Nisheet Gupta

*	Director
Christina M. Alvord

*	Director
Frank G. Heard

*	Director
Lloyd E. Johnson

*	Director
Elizabeth M. Lilly

*	Chairman
Donald A. Nolan

*	Director
Herbert K. Parker

*	Director
Mark A. Pompa

*	Director
Patricia K. Wagner

*By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Attorney-in-Fact